As filed with the Securities and Exchange Commission on  February 11, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   -----------
                         SPECTRUM SIGNAL PROCESSING INC.
             (Exact name of registrant as specified in its charter)

British Columbia, Canada                                          04-2976120
(State or other juris-                                         (I.R.S. Employer
diction of incorporation                                        Identification
or organization)                                                Number)

                               One Spectrum Court
                             200-2700 Production Way
                    Burnaby, British Columbia, Canada V5A 4X1
                            Telephone (604) 421-5422

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       Spectrum Signal Processing Inc. 1995 Stock Option Plan, as amended

          Spectrum Signal Processing Inc. Employee Stock Purchase Plan
                            (full title of the plan)

                               Martin M. McConnell
                         Spectrum Signal Processing Inc.
                               One Spectrum Court
                             200-2700 Production Way
                    Burnaby, British Columbia, Canada V5A 4X1
                            Telephone (604) 421-5422
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                Paul Jacobs, Esq.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000

                                   -----------


                         CALCULATION OF REGISTRATION FEE

      Title of Securities                                 Proposed maximum offering   Proposed maximum aggregate       Amount of
       to be registered          Amount to be registered      price per unit (1)          offering price (1)       registration fee
-------------------------------- ------------------------ --------------------------- ---------------------------- -----------------
Common Stock without par value   A maximum of 3,050,000       $4,469                    $13,630,450                 $3,598.44
per share                               shares (2)
-------------------------------- ------------------------ --------------------------- ---------------------------- -----------------
Common Stock without par value   A maximum of 250,000         $4,469                    $1,117,250                   $294.95
per share                               shares (3)
-------------------------------- ------------------------ --------------------------- ---------------------------- -----------------

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 8, 2000.

(2) Shares to be issued pursuant to the Spectrum Signal Processing Inc. 1995 Stock Option Plan.

(3) Shares to be issued pursuant to the Spectrum Signal Processing Inc. Employee Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to (i) individuals who participate in our 1995 Stock Option Plan and who consent to and execute our stock option agreement (Exhibit 4.1) and (ii) individuals who participate in our Employee Stock Purchase Plan. Such information is being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Spectrum Signal Processing Inc. (the "Company") are incorporated herein by reference:

(a) The Company's Registration Statement on Form F-3 (Registration number 333-58115) filed on July 26, 1999 containing audited financial statements for the fiscal year ended December 31, 1998 and unaudited financial statements for the three months ended March 31, 1998.

(b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form F-3 (Registration number 333-58115) filed on July 26, 1999.

(c) The Company's Report on Form 6-K filed on August 17, 1999 and the Company's report on Form 6-K filed on November 12, 1999.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company Act (British Columbia) provides as follows with respect to indemnification of directors and officers:

         "Sec. 152. Indemnification.

         A company, with the approval of the court, may indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the company is or was a shareholder, and the person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if

         (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and

         (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person conduct was lawful.

                  (1)The court, on the application of a company, director or a former director, may make an order approving an indemnity under this section and the court may make any further order it considers appropriate.

                  (2)On an application under subsection (2), the court may order notice to be given to any interested person.

                  (3)A company may purchase and maintain insurance for the benefit of a person referred to in this section against any liability incurred by the person as a director or officer.

                  (4)Subsections (1) to (3) apply to officers or former officers of a company or of a corporation of which the company is or was a shareholder."

         The   Company's   Articles   provide   as  follows   with   respect  to
indemnification of directors and officers:

         19.1 Subject to the provisions of the Company Act, the directors shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director or a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they made a party be reason of his being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

         19.2 Subject to the provisions of the Company Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

         19.3 The failure of a director or officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

         19.4 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or has a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

         The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

    4.1       Spectrum Signal Processing Inc. 1995 Stock Option Plan, as amended

    4.2       Form of Stock Option Agreement

    4.3       Spectrum Signal Processing Inc. Employee Stock Purchase Plan

       5      Opinion of Clark, Wilson

    23.1      Consent of Independent Auditors KPMG

    23.2      Consents Clark, Wilson (included in Exhibits)

      24      Power of Attorney (included in signature page)

Item 9.           Undertakings

(a)      The undersigned Registrant hereby undertakes that:

         (1)To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on February 11, 1999.

                          Spectrum Signal Processing Inc.

                          /s/ Martin M. McConnell
                          -----------------------------------------------------
                          Martin M. McConnell

                          Vice President, Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Martin McConnell his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                             Title                                 Date

 /s/ Kenneth A. Spencer            Chair of the Board of Directors                 February 11, 2000
--------------------------------
 Kenneth A. Spencer


 /s/ Martin McConnell              Vice President, Chief Financial Officer and     February 11, 2000
--------------------------------   Treasurer ( principal executive officer and
Martin McConnell                   principal financial and accounting officer)



/s/ Barry W. Jinks                 Director                                        February 11, 2000
--------------------------------
 Barry W. Jinks


/s/ Pascal Spothelfer              President, Chief Executive Officer and          February 11, 2000
--------------------------------   Director
Pascal Spothelfer


/s/ Andrew Harries                 Director                                        February 11, 2000
--------------------------------
Andrew Harries


 /s/ John E. Brennan               Director                                        February 11, 2000
--------------------------------
John E. Brennan


/s/ Charles C. Johnston            Director                                        February 11, 2000
--------------------------------
Charles C. Johnston


/s/ Samuel Znaimer                 Director                                        February 11, 2000
--------------------------------
Samuel Znaimer



Authorized Representative
in the United States:

/s/ John  E. Brennan               Director                                         February 11, 2000
--------------------------------
John  E. Brennan



Attorney in Fact:

/s/ Martin M. McConnell                                                              February 11, 2000
--------------------------------
Martin M. McConnell
